EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Quarter Ended September 30, 2017 Financial Results; Declares Monthly Distribution of $0.1175 per Share for November 2017

NEW YORK , Nov. 02, 2017 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (the “Company” “Solar Senior” or “SUNS”) (NASDAQ:SUNS), today reported net investment income of $5.7 million, or $0.35 per average share, for the quarter ended September 30, 2017.

At September 30, 2017, the net asset value (NAV) per share was $16.81, an increase of $0.02 per share. At September 30, the fair value of the Company’s Comprehensive Investment Portfolio* was $437.4 million, with 100% of the portfolio performing.

The Company’s Board of Directors declared a monthly distribution for November of $0.1175 per share payable on December 1, 2017 to stockholders of record on November 22, 2017. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2017:

Comprehensive Investment Portfolio* fair value: $437.4 million
Number of portfolio companies*: 52
Net assets: $269.5 million
Net asset value per share: $16.81

Portfolio Activity** for the Quarter Ended September 30, 2017

Investments made during the quarter: $21.7 million
Investments prepaid or sold during the quarter: $26.1 million

Operating Results for the Quarter Ended September 30, 2017

Net investment income: $5.7 million
Net realized and unrealized gain: $0.4 million
Net increase in net assets from operations: $6.0 million
Net investment income per average share: $0.35

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio and the senior secured loans held by the First Lien Loan Program (“FLLP”) attributable to the Company and excludes the fair value of the equity interest in FLLP.
** Includes investment activity through FLLP attributable to the Company.

“We are extremely pleased with the credit quality of our diversified, senior secured, floating rate portfolio, which is 100% performing. In today’s heated market, Solar Senior Capital remains highly selective with its new investments and was able to increase the weighted average yield to 8.3% in the quarter without compromising credit quality,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. “The  acquisition of North Mill Capital LLC (“North Mill” or “NMC”), a leading commercial finance company that provides asset-backed financings, is a compelling addition of an established business with a management team that has consistently delivered strong performance. This sourcing channel operates in a less competitive market and expands Solar Senior’s ability to originate investments across multiple business lines in order to find attractive senior secured loans while also increasing the earnings power of the Company’s portfolio.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Friday, November 3, 2017. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 94107867 when prompted. A telephone replay will be available until November 17, 2017 and can be accessed by dialing (855) 859-2056 and using the passcode 94107867. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended September 30, 2017, Solar Senior Capital had total originations of $21.7 million across 12 portfolio companies, including its ownership of investments made by FLLP. Investments repaid or sold during the quarter ended September 30, 2017 totaled approximately $26.1 million, including repayments within FLLP attributable to the Company.

Portfolio Composition

The composition of our Comprehensive Investment Portfolio at September 30, 2017 was as follows:

Comprehensive Investment Portfolio Composition (measured at fair value)	Amount ($mm)%
Senior secured loans	$295.1	67.5%
Senior secured loans in FLLP, attributable to the Company	$107.1	24.5%
Gemino Healthcare Finance, floating rate senior secured loans	$35.1	8.0%
Total Senior Secured Loans	$437.3	100.0%
Equity and equity-like securities, excluding Gemino Healthcare Finance and FLLP Membership Interests	$0.1	>0.0%
Total Comprehensive Investment Portfolio	$437.4	100%
Floating Rate Investments and as a % of the income-producing Comprehensive Investment Portfolio	$425.5	97.3%

The Comprehensive Investment Portfolio is diversified across 52 unique issuers in 23 industries, with an average issuer exposure of $8.4 million, or 1.9% of the portfolio, at September 30, 2017.

SUNS’ Portfolio

Weighted Average Yield

At September 30, 2017, the weighted average yield on our income producing investments, inclusive of our equity interests in Gemino and FLLP, was 8.3%, measured at fair value and at cost, compared to 8.2% measured at fair value and cost at June 30, 2017.

Asset Quality

As of September 30, 2017, 100% of the portfolio was performing.

Gemino Healthcare Finance LLC

At September 30, 2017, Gemino’s $106.5 million funded portfolio consists of senior secured loans from 32 issuers with an average funded exposure of $3.3 million. One hundred percent of Gemino’s investments are floating rate, senior secured cash-pay loans. For the quarter ended September 30, 2017, Gemino made no new investments and had investments repaid of approximately $14.2 million. For the quarter ended September 30, 2017, Gemino distributed $924 thousand to SUNS, consistent with the prior quarter, resulting in an annualized distribution yield, at cost, of approximately 11.25%.

First Lien Loan Program LLC

As of September 30, 2017, the Company and Voya contributed combined equity capital in the amount of $45.2 million of a total commitment of $58.0 million to FLLP. At September 30, 2017, FLLP’s portfolio, at fair value, consisted of $122.4 million of senior secured loans to 25 different borrowers with an average issuer exposure of $4.9 million. During the quarter, FLLP invested $7.2 million across 7 portfolio companies. Investments prepaid and amortization totaled $4.7 million during the same period. At September 30, 2017, the weighted average asset level yield of FLLP’s portfolio was 6.9%, measured at fair value and at cost.  As of September 30, 2017, 100% of FLLP’s portfolio was performing.

At September 30, 2017, FLLP had $79.9 million drawn under its $100 million credit facility. For the quarter ended September 30, 2017, FLLP distributed $1.0 million to the Company. The annualized return on average equity for Q3, 2017 was 11.7%.

Recent Event

On October 24, 2017, Solar Senior Capital announced that it acquired 100% of the equity interests of North Mill Capital LLC (“North Mill” or “NMC”). North Mill is a leading asset-based lending (“ABL”) commercial finance company that provides senior secured asset-backed financings to U.S. based small-to-medium-sized businesses primarily in the manufacturing, services and distribution industries. Solar Senior Capital invested approximately $51 million in this strategy to effect the transaction which closed on October 20, 2017.

Results of Operations for Quarter Ended September 30, 2017 Compared to the Quarter Ended September 30, 2016

Investment Income

For the fiscal quarters ended September 30, 2017 and September 30, 2016, gross investment income totaled $8.0 million and $7.0 million, respectively.

Expenses

Net expenses totaled $2.3 million and $2.5 million, respectively, for the fiscal quarters ended September 30, 2017 and September 30, 2016. For the fiscal quarters ended September 30, 2017 and September 30, 2016, $0.7 million and $0.5 million, respectively, of management and performance-based incentive fees were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income was $5.7 million or $0.35 per average share and $4.5 million and $0.37 per average share for the fiscal quarters ended September 30, 2017 and 2016, respectively.

Net Realized and Unrealized Gain

Net realized and unrealized gains for the fiscal quarters ended September 30, 2017 and 2016 totaled approximately $0.4 million and $0.6 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended September 30, 2017, and September 30, 2016, the Company had a net increase in net assets resulting from operations of $6.0 million and $5.2 million, respectively. For the same periods, earnings per average share were $0.37 and $0.42, respectively.

Liquidity and Capital Resources

At September 30, 2017, the Company had $91.0 million in borrowings outstanding on its $200 million Credit Facility and $109.0 million of unused debt capacity, subject to borrowing base limits.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2017, the composition of the SUNS’ portfolio, on a risk ratings basis, was as follows:

Internal Performance Rating	Investments at Fair Value	% of Total Portfolio
1	$63.8	17.3%
2	$276.4	75.1%
3	$27.8	7.5%
4	$0.1	<0.1%

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2017 (unaudited)	December 31, 2016
Assets
Investments at fair value:
Companies less than 5% owned (cost: $299,132 and $295,037, respectively	$293,015	$289,399
Companies 5% to 25% owned (cost: $3,710 and $3,710, respectively)	2,176	1,825
Companies more than 25% owned (cost: $72,398 and $74,026, respectively)	72,817	74,310
Cash	3,726	11,876
Cash equivalents (cost: $124,799 and $139,952, respectively)	124,799	139,952
Dividends receivable	1,552	1,422
Interest receivable	1,112	1,463
Other receivable	20	19
Receivable for investments sold	808	1,450
Prepaid expenses and other assets	325	273
Total assets	$500,350	$521,989

Liabilities
Payable for investments and cash equivalents purchased	$135,943	$151,312
Credit facility payable	91,000	98,300
Distributions payable	1,884	1,883
Management fee payable	474	104
Interest payable	301	241
Administrative services expense payable	660	621
Other liabilities and accrued expenses	592	383
Total liabilities	$230,854	$252,844

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,033,733 and 16,025,011 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	287,666	287,515
Distributions in excess of net investment income	(5,342)	(5,342)
Accumulated net realized loss	(5,756)	(5,949)
Net unrealized depreciation	(7,232)	(7,239)
Total net assets	$269,496	$269,145
Net Asset Value Per Share	$16.81	$16.80

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	September 30, 2017	September 30, 2016
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$5,946	$5,165
Companies 5% to 25% owned	51	51
Dividends:
Companies more than 25% owned	1,924	1,767
Other income:
Companies less than 5% owned	25	1
Companies more than 25% owned	20	17
Total investment income	7,966	7,001

EXPENSES:
Management fees	$955	$852
Performance-based incentive fees	231	636
Interest and other credit facility expenses	977	870
Administrative services expense	372	301
Other general and administrative expenses	491	324
Total expenses	3,026	2,983
Management fees waived	(481)	—
Performance-based incentive fees waived	(231)	(518)
Net expenses	2,314	2,465
Net investment income	$5,652	$4,536

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain on investments and cash equivalents (companies less than 5% owned)	$52	$8
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(457)	1,170
Companies 5% to 25% owned	281	(281)
Companies more than 25% owned	484	(264)
Net change in unrealized gain (loss) on investments and cash equivalents	308	625
Net realized and unrealized gain (loss) on investments and cash equivalents	360	633

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$6,012	$5,169
EARNINGS PER SHARE	$0.37	$0.42

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770